As filed with the Securities and Exchange Commission on November 25, 1997

                                                  REGISTRATION  NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              ALLSTAR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             76-0515247
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                             6401 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77074
                                 (713) 795-2000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ALLSTAR SYSTEMS, INC.
                        1996 INCENTIVE STOCK OPTION PLAN
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plans)

                                 JAMES H. LONG
                             ALLSTAR SYSTEMS, INC.
                             6401 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77074
                                 (713) 795-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

                                NICK D. NICHOLAS
                             PORTER & HEDGES, L.L.P.
                            700 LOUISIANA, SUITE 3500
                              HOUSTON, TEXAS 77002
                                 (713) 226-0600

                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED
                                                              MAXIMUM            PROPOSED          AMOUNT OF
          TITLE OF                          AMOUNT TO         OFFERING       MAXIMUM AGGREGATE    REGISTRATION
 SECURITIES TO BE REGISTERED             BE REGISTERED(1)  PRICE PER SHARE   OFFERING PRICE(2)         FEE
--------------------------------------   ----------------  ---------------   -----------------    ------------
Common Stock, par value $.01 per share       617,500           $4.6875        $2,894,531.25          $877.13
======================================   ================  ===============   =================    ============

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Allstar Systems, Inc. 1996 Incentive Stock Plan (the "Incentive Plan"), the 1996 Non-Employee Director Stock Option Plan (the "Director Plan") and the 1997 Employee Stock Purchase Plan (the "Purchase Plan" and together with the Incentive Plan and the Director Plan, the "Plans").

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low price per share of Common Stock, as quoted on the NASDAQ NMS on November 24, 1997. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 INCORPORATION OF DOCUMENTS BY REFERENCE.

      Allstar Systems, Inc., a Delaware corporation (the "Company"), hereby incorporates by reference into this registration statement (the "Registration Statement") (i) the contents of its Prospectus, as filed with the Securities and Exchange Commission (the "Commission") on July 8, 1997, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 and (iii) the description of the Company's common stock, par value $.01 per share ("Common Stock"), contained in the Registration Statement on Form 8-A as filed with the Commission on June 18, 1997.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act') subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, each participant in the Company's Plans, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4 DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5 INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

      In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

      The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

      The Company's Certificate of Incorporation and Amended and Restated Bylaws require the Company to indemnify the Company's directors to the fullest extent authorized by the DGCL or any other applicable law in effect. The Company's Certificate of Incorporation limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct, improper dividend payments under
Section 174 of the DGCL or transactions in which the director received an improper benefit.


ITEM 7 EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8 EXHIBITS.


  4.1       The Company's 1996 Incentive Stock Plan

  4.2       The Company's 1996 Non-Employee Director Stock Option Plan

  4.3       The Company's 1997 Employee Stock Purchase Plan

  5.1       Opinion of Porter & Hedges, L.L.P.

 23.1       Consent of Deloitte & Touche LLP

 23.2       Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

 24.1       Power of Attorney (included on the signature page hereto)


ITEM 9 UNDERTAKINGS.

      A.    UNDERTAKING TO UPDATE

            The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)  To include any prospectus required by section 10(a)
                  (3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B.    UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.    UNDERTAKING WITH RESPECT TO INDEMNIFICATION

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of Allstar Systems, Inc., do hereby constitute and appoint James H. Long and Donald R. Chadwick, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 25, 1997.


                                    ALLSTAR SYSTEMS, INC.

                                    By:/s/ JAMES H. LONG
                                           James H. Long
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 25, 1997.



            SIGNATURE                                TITLE

/s/ JAMES H. LONG                  Director, Chairman of the Board, President
    James H. Long                         and Chief Executive Officer
                                         (Principal Executive Officer)

/s/ DONALD R. CHADWICK                Director and Chief Financial Officer
    Donald R. Chadwick            (Principal Financial and Accounting Officer)

/s/ G. CHRIS ANDERSEN                              Director
    G. Chris Andersen

/s/ RICHARD D. DARRELL                             Director
    Richard D. Darrell

/s/ JACK M. JOHNSON, JR.                           Director
    Jack M. Johnson, Jr.

/s/ DONALD D. SYKORA                               Director
    Donald D. Sykora

                                INDEX TO EXHIBITS

  EXHIBIT                          DESCRIPTION


    4.1           The Company's 1996 Incentive Stock Plan

    4.2           The Company's 1996 Non-Employee Director Stock Option Plan

    4.3           The Company's 1997 Employee Stock Purchase Plan

    5.1           Opinion of Porter & Hedges, L.L.P.

   23.1           Consent of Deloitte & Touche LLP

   23.2           Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

   24.1           Power of Attorney (included on the signature page hereto)